A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

April 12, 2006

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

Re: Eagle Ridge Ventures Inc. - the “Company” – Form SB-2/A Registration Statement

We hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated April 12, 2006, of the following:

  Our report to the Stockholders dated November 15, 2005 on the consolidated financial statements of the Company as at August 31, 2005 and for the period from November 15, 2004 (Date of Inception) to August 31, 2005.
Yours truly
AMISANO HANSON

“Amisano Hanson”

Amisano Hanson
Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net